Exhibit 4.11

OMNIBUS AMENDMENT TO THE

SUBORDINATED INDENTURE, INSURANCE POLICY, INSURANCE AGREEMENT

AND CREDIT AGREEMENT

THIS OMNIBUS AMENDMENT TO THE SUBORDINATED INDENTURE, INSURANCE POLICY AND CREDIT AGREEMENT, dated as of January 13, 2022 (this “Omnibus Amendment”) is entered into by and among the entities identified on the respective signature pages hereof. Reference is hereby made to the following documents:

i.

the Amended and Restated Subordinated Indenture, dated as of July 10, 2019 (the “Subordinated Indenture”), between MZ Funding LLC (“MZF”), as issuer (in such capacity, the “Issuer”) and Wilmington Savings Fund Society, as Trustee and as Collateral Agent (the “Trustee”);

ii.

the Financial Guaranty Insurance Policy No. 1406072, dated as of July 10, 2019 (the “Insurance Policy”), issued by MBIA Insurance Corporation (“MBIA Corp.”), as Insurer (in such capacity, “Insurer”), to the Trustee on behalf of the Holders and insuring the timely payment of principal and interest under the Subordinated Indenture;

iii.

the Insurance and Indemnity Agreement, dated as of July 10, 2019, by and among the Issuer, the Insurer and Wilmington Savings Fund Society, FSB, as Trustee under the Subordinated Indenture (the “Insurance Agreement”); and

iv.	the Amended and Restated Credit Agreement, dated as of July 10, 2019 (the “Credit Agreement”), between MZF, as lender, and MBIA Corp., as borrower.

Capitalized terms used herein without definition shall have the meanings assigned thereto in the Subordinated Indenture, and if not defined therein, in the Credit Agreement, and if not defined therein, in the Insurance Policy or Insurance Agreement.

PRELIMINARY STATEMENTS:

WHEREAS, the parties hereto are parties, as applicable, to the Subordinated Indenture, the Insurance Policy, the Insurance Agreement and/or the Credit Agreement;

WHEREAS, the Issuer desires to amend the terms of the Subordinated Indenture as outlined herein in accordance with Section 10.02 of the Subordinated Indenture;

WHEREAS, pursuant to 10.02 of the Subordinated Indenture, the Subordinated Indenture may be amended with the consent of the Insurer and the consent of each Holder of an Outstanding Security;

WHEREAS, MBIA Inc. (“MBIA Inc.” or “Holder”) is the sole beneficial Holder of 100% of the Outstanding Securities and is willing to consent to the amendment of the Subordinated Indenture pursuant to Section 10.02 of the Subordinated Indenture;

WHEREAS, the Insurer is willing to consent to the amendment of the Subordinated Indenture pursuant to Section 10.02 of the Subordinated Indenture;

WHEREAS, the conditions set forth for entry into an amendment of the Subordinated Indenture pursuant to Section 10.02 and 10.03 of the Subordinated Indenture have been satisfied;

WHEREAS, the Insurer and the Trustee, agree to amend the terms of the Insurance Policy as outlined herein in accordance with the terms thereof;

WHEREAS, the Insurer, the Issuer and the Trustee agree to amend the terms of the Insurance Agreement as outlined herein in accordance with the terms thereof; and

WHEREAS, MZF, MBIA Corp. and the Trustee agree to amend the terms of the Credit Agreement as outlined herein in accordance with Section 7.02 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Subordinated Indenture and the Securities. Effective as of the date hereof, the Subordinated Indenture (including the Exhibits thereto) is amended as follows:

a)

The phrase “12% Subordinated Secured Notes due 2022” shall be replaced in every instance in the Subordinated Indenture (including the Exhibits thereto) with “7% Subordinated Secured Notes due April 2022”.

b)	The phrase “12% Subordinated Secured Notes due 2022” shall be replaced in every instance in the Securities with “7% Subordinated Secured Notes due April 2022”.

c)	References to a Maturity of January 20, 2022 in the Outstanding Securities held by MBIA Inc. shall be replaced with “April 20, 2022”.

d)	References in Exhibit 1.1 to Appendix A to the Subordinated Indenture to a Maturity of January 20, 2022 shall be replaced with “April 20, 2022” .

e)	References in Exhibit 1.2 to Appendix A to the Subordinated Indenture to a Maturity of January 20, 2022 shall be replaced with “April 20, 2022”.

SECTION 2. Amendment to the Insurance Policy. Effective as of the date hereof, the Insurance Policy is amended by replacing the phrase “12% Subordinated Secured Notes due 2022” in every instance in the Insurance Policy with the phrase “7% Subordinated Secured Notes due April 2022”, and it is hereby acknowledged that the current aggregate principal amount of such 7% Subordinated Secured Notes due April 20, 2022 is $53,836,742.98.

SECTION 3. Amendment to the Credit Agreement. Effective as of the date hereof, the Credit Agreement is amended by replacing the phrase “January 20, 2022” in the definition of “Final Maturity Date” with the phrase “April 20, 2022”; and replacing the phrase “12% Subordinated Secured Notes due 2022” in every instance in Exhibit A to the Credit Agreement with the phrase “7% Subordinated Secured Notes April 2022”.

SECTION 4. Amendment to Insurance Agreement. Effective as of the date hereof, the Insurance Agreement is amended by replacing the phrase “12% Subordinated Secured Notes due 2022” in every instance in the Insurance Agreement with the phrase “7% Subordinated Secured Notes due April 2022”.

SECTION 5. Representation of the Holder. MBIA Inc. hereby represents that it is the sole beneficial Holder of 100% of the Outstanding Securities issued pursuant to the Subordinated Indenture, and by its execution hereof directs and instructs the Trustee to enter into this Omnibus Amendment for all purposes hereunder, and to record the amendments set forth in Section 1 on the Outstanding Securities in accordance with the Trustee’s customary procedures.

SECTION 6. Reference to and Effect on the Related Documents; Ratification.

(a) On and after the date hereof, (i) each reference in any of the Subordinated Indenture, the Insurance Policy, the Insurance Agreement or the Credit Agreement (collectively, the “Amended Documents”) to “this Agreement”, “hereunder”, “hereof” or words of like import referring to such Subordinated Indenture, Insurance Policy, Insurance Agreement or Credit Agreement or other reference thereto shall mean such Subordinated Indenture, Insurance Policy, Insurance Agreement or Credit Agreement as amended by this Omnibus Amendment, and (ii) any reference in any other related Note Documents (including the Security Agreement) to such Subordinated Indenture, Insurance Policy, Insurance Agreement or Credit Agreement shall mean such Subordinated Indenture, Insurance Policy, Insurance Agreement or Credit Agreement as amended by this Omnibus Amendment.

(b) Except as otherwise expressly provided herein, the Amended Documents as specifically amended by this Omnibus Amendment shall continue to be in full force and effect, and are hereby in all respects ratified and confirmed.

(c) This Omnibus Amendment (i) shall be effective only in this specific instance and for the specific purposes set forth herein, and (ii) does not allow any other or further departure from the terms of the Amended Documents, which terms shall continue in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Omnibus Amendment shall not operate as a waiver of any right, power or remedy under the Amended Documents or under any other document, nor constitute a waiver of any provision of the Amended Documents.

(d) The parties hereto agree that in entering into this Omnibus Amendment the Trustee shall be protected by and shall enjoy all of the rights, immunities, protections and indemnities granted to it under the Indenture and the other Note Documents. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Omnibus Amendment or the recitals contained herein.

SECTION 7. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Omnibus Amendment for any other purpose.

SECTION 8. Execution in Counterparts. This Omnibus Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Counterparts may be executed and delivered via facsimile, electronic mail or other transmission method and may be executed by electronic signature (including, without limitation, any PDF file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the United States Electronic Signatures in Global and National Commerce Act or New York’s Electronic Signatures and Records Act, which includes any electronic signature provided using any platform identified by the Issuer and reasonably available at no undue burden or expense to the Trustee) and any counterpart so delivered shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. Delivery of an executed counterpart of this Omnibus Amendment by electronic means (including email or telecopy) will be effective as delivery of a manually executed counterpart of this Omnibus Amendment.

SECTION 9. Governing Law. THIS OMNIBUS AMENDMENT AND ANY CLAIM, CONTROVERY OR DISPUTE RELATED TO OR IN CONNECTION WITH THIS OMNIBUS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, THE RELATIONSHIP OF THE PARTIES HERETO AND THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION, SECTION 5-1401 ET SEQ OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS).

EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS OMNIBUS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND CONSENTS TO THE PLACING OF VENUE IN NEW YORK COUNTY OR OTHER COUNTY PERMITTED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT ANY INSTRUMENT REFERRED TO HEREIN MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS OMNIBUS AMENDMENT.

SECTION 10. Successors and Assigns. This Omnibus Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 11. Entire Agreement. This Omnibus Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, each party hereto has caused this Omnibus Amendment to be executed by its duly authorized officer as of the date first above written.

The Following Signatures are With Respect to this Omnibus Amendment Other Than Sections 2, 3 and 4 of this Omnibus Amendment:

MZ FUNDING LLC, as Issuer

By:	/s/ Anthony McKiernan
Name: Anthony McKiernan
Title: Chief Executive Officer

[SIGNATURE PAGE TO OMNIBUS AMENDMENT]

The Following Signatures are With Respect to this Omnibus Amendment Other Than Sections 2, 3 and 4 of this Omnibus Amendment:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee and Collateral Agent

By:	/s/ Geoffrey J. Lewis
Name: Geoffrey J. Lewis
Title: Vice President

[SIGNATURE PAGE TO OMNIBUS AMENDMENT]

The Following Signatures are With Respect to this Omnibus Amendment Other Than Sections 1, 3 and 4 of this Omnibus Amendment:

MBIA INSURANCE CORPORATION, as Insurer

By:	/s/ Gary Saunders
Name: Gary Saunders
Title: General Counsel and Secretary

[SIGNATURE PAGE TO OMNIBUS AMENDMENT]

The Following Signatures are With Respect to this Omnibus Amendment Other Than Sections 1, 3 and 4 of this Omnibus Amendment:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee

By:	/s/ Geoffrey J. Lewis
Name: Geoffrey J. Lewis
Title: Vice President

[SIGNATURE PAGE TO OMNIBUS AMENDMENT]

The Following Signatures are With Respect to this Omnibus Amendment Other Than Sections 1, 2 and 4 of this Omnibus Amendment:

MZ FUNDING LLC, as Lender

By:	/s/ Anthony McKiernan
Name: Anthony McKiernan
Title: Chief Executive Officer

[SIGNATURE PAGE TO OMNIBUS AMENDMENT]

The Following Signatures are With Respect to this Omnibus Amendment Other Than Sections 1, 2 and 4 of this Omnibus Amendment:

MBIA INSURANCE CORPORATION, as Borrower

By:	/s/ Gary Saunders
Name: Gary Saunders
Title: General Counsel and Secretary

[SIGNATURE PAGE TO OMNIBUS AMENDMENT]

The Following Signatures are With Respect to this Omnibus Amendment Other Than Sections 1, 2 and 4 of this Omnibus Amendment:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee

By:	/s/ Geoffrey J. Lewis
Name: Geoffrey J. Lewis
Title: Vice President

[SIGNATURE PAGE TO OMNIBUS AMENDMENT]

The Following Signatures are With Respect to this Omnibus Amendment Other Than Sections 1, 2 and 3 of this Omnibus Amendment:

MZ FUNDING LLC, as Issuer

By:	/s/ Anthony McKiernan
Name: Anthony McKiernan
Title: Chief Executive Officer

[SIGNATURE PAGE TO OMNIBUS AMENDMENT]

The Following Signatures are With Respect to this Omnibus Amendment Other Than Sections 1, 2 and 3 of this Omnibus Amendment:

MBIA INSURANCE CORPORATION, as Insurer

By:	/s/ Gary Saunders
Name: Gary Saunders
Title: General Counsel and Secretary

[SIGNATURE PAGE TO OMNIBUS AMENDMENT]

The Following Signatures are With Respect to this Omnibus Amendment Other Than Sections 1, 2 and 3 of this Omnibus Amendment:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee

By:	/s/ Geoffrey J. Lewis
Name: Geoffrey J. Lewis
Title: Vice President

[SIGNATURE PAGE TO OMNIBUS AMENDMENT]

THE AMENDMENTS TO THE SUBORDINATED INDENTURE INCLUDED IN SECTION 1 OF THIS OMNIBUS AMENDMENT ARE ACKNOWLEDGED AND CONSENTED TO BY:

MBIA INSURANCE CORPORATION, as Insurer

By:	/s/ Gary Saunders
Name: Gary Saunders
Title: General Counsel and Secretary

[SIGNATURE PAGE TO OMNIBUS AMENDMENT]

THE AMENDMENTS INCLUDED IN THIS OMNIBUS AMENDMENT ARE ACKNOWLEDGED, AGREED AND CONSENTED TO BY:

MBIA INC., as sole beneficial Holder of the Outstanding Securities

By:	/s/ Anthony McKiernan
	Name:	Anthony McKiernan
	Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO OMNIBUS AMENDMENT]